EXHIBIT 10.4

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                           DEPOSIT AND SALE AGREEMENT
                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2005-1

         This Deposit and Sale Agreement (the "SALE AGREEMENT"), dated as of February 23, 2005, between The National Collegiate Funding LLC, in its capacity as seller (in such capacity, the "SELLER"), and The National Collegiate Student Loan Trust 2005-1, as purchaser (the "PURCHASER"), shall be effective upon execution by the parties hereto.

         WHEREAS, the Seller is the owner of certain student loans; and

         WHEREAS, the Seller desires to sell its interest in such student loans and the Purchaser desires to purchase such loans from the Seller.

         NOW, THEREFORE, in connection with the mutual promises contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                      TERMS

         This Sale Agreement sets forth the terms under which the Seller is selling and the Purchaser is purchasing the student loans listed on Schedule 2 to each of the Pool Supplements set forth on SCHEDULE A attached hereto (the "TRANSFERRED STUDENT LOANS").


                                   ARTICLE II
                                   DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the definitions set forth in Appendix A of the Indenture dated as of February 1, 2005 between U.S. Bank National Association (the "INDENTURE TRUSTEE") and the Purchaser.


                                   ARTICLE III
                                SALE AND PURCHASE

         Section 3.01. SALE OF LOANS. The Seller hereby sells and the Purchaser hereby purchases the Transferred Student Loans.

         Section 3.02. ASSIGNMENT OF RIGHTS. The Seller hereby assigns to the Purchaser and the Purchaser hereby accepts all of the Seller's rights and interests under each of the Pool Supplements listed on SCHEDULE A attached hereto and the related Student Loan Purchase Agreements listed on SCHEDULE B attached hereto.

         Section 3.03. SETTLEMENT OF THE PAYMENT. The Purchaser shall pay the Seller the purchase price set forth in Schedule 1 of each of the Pool Supplements by wire transfer in immediately available funds to the account specified by the Seller. In addition, the Purchaser will also issue the Class A-5 Notes and Class A-IO Notes to the Seller pursuant to the Indenture.

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         Section 3.04. ASSISTANCE BY SELLER. Following the execution of this
Sale Agreement, the Seller shall provide any reasonable assistance requested by the Purchaser in determining that all required documentation on the Transferred Student Loans is present and correct.


                                   ARTICLE IV
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         Section 4.01. GENERAL. The Seller represents and warrants to the Purchaser that as of the date of this Sale Agreement:

         (a) The Seller is duly organized and existing under the laws of the State of Delaware; and

         (b) The Seller has all requisite power and authority to enter into and to perform the terms of this Sale Agreement.

         Section 4.02. LOAN REPRESENTATIONS. The Seller represents and warrants to the Purchaser that with respect to each Transferred Student Loan purchased by the Purchaser pursuant to this Sale Agreement, the Seller is making the same representations and warranties made by the respective program lender with respect to each Transferred Student Loan pursuant to the respective Student Loan Purchase Agreement listed on SCHEDULE B attached hereto.

         Section 4.03. COVENANTS. The Seller, in its capacity as purchaser of the Transferred Student Loans pursuant to the Pool Supplements, hereby covenants that it will enforce the covenants and agreements of each program lender in the respective Student Loan Purchase Agreement and related Pool Supplement. The Seller further covenants that it will not waive, amend, modify, supplement or terminate any Student Loan Purchase Agreement or Pool Supplement or any provision thereof without the consent of the Purchaser, which consent the Purchaser hereby agrees not to provide without the prior written consent of the Indenture Trustee and the Interested Noteholders in accordance with the Purchaser's covenant in Section 3.07(c) of the Indenture.


                                    ARTICLE V
                        PURCHASE OF LOANS; REIMBURSEMENT

         Each party to this Sale Agreement shall give notice to the other such parties and to the Servicers, First Marblehead Data Services, Inc. and Delaware Trust Company, National Association (the "OWNER TRUSTEE") promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to this Sale Agreement which has a materially adverse effect on the interest of the Purchaser in any Transferred Student Loan. In the event of such a material breach, the Seller shall cure or repurchase the Transferred Student Loan in accordance with the remedies set forth in the respective Student Loan Purchase Agreement.


                                   ARTICLE VI
                        LIABILITY OF SELLER; INDEMNITIES

         The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Sale Agreement.



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         (a)      The Seller shall indemnify, defend and hold harmless the
Purchaser and the Owner Trustee in its individual capacity and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Owner Trustee), including any sales, gross receipts, general corporation, tangible and intangible personal property, privilege or license taxes and costs and expenses in defending against the same.

         (b) The Seller shall indemnify, defend and hold harmless the Purchaser and the Owner Trustee in its individual capacity and their officers, directors, employees and agents of the Purchaser and the Owner Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Seller's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Sale Agreement, or by reason of reckless disregard of its obligations and duties under this Sale Agreement.

         Indemnification under this Section shall survive the termination of this Sale Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or for the benefit of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.


                                   ARTICLE VII
                    MERGER OR CONSOLIDATION OF, OR ASSUMPTION
                          OF THE OBLIGATIONS OF SELLER

         Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, shall be the successor to the Seller without the execution or filing of any document or any further act by any of the parties to this Sale Agreement; PROVIDED, HOWEVER, that the Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Person, if other than the Seller, executes an agreement of assumption to perform every obligation of the Seller under this Sale Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to this Sale Agreement shall have been breached, (iii) the surviving Person, if other than the Seller, shall have delivered an Officers' Certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Sale Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) if the Seller is not the surviving entity, such transaction will not result in a material adverse federal or state tax consequence to the Purchaser or the Noteholders and holders of the grantor trust certificates (the "CERTIFICATES") (the "CERTIFICATEHOLDERS", together with the Noteholders, the "SECURITYHOLDERS") and (v) if the Seller is not the surviving entity, the Seller shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in



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the Transferred Student Loans and reciting the details of such filings, or (B)
stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.


                                  ARTICLE VIII
                  LIMITATION ON LIABILITY OF SELLER AND OTHERS

         The Seller and any director or officer or employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Seller's obligations under this Sale Agreement). The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Sale Agreement or the Student Loan Purchase Agreements, and that in its opinion may involve it in any expense or liability.


                                   ARTICLE IX
                              SURVIVAL OF COVENANTS

         All covenants, agreements, representations and warranties made herein shall survive the consummation of the purchase of the Transferred Student Loans; provided, however, that to the extent any of the same relate to a corresponding covenant, agreement, representation or warranty contained in a Student Loan Purchase Agreement, the same shall survive to the extent that such corresponding covenant, agreement, representation or warranty survives the applicable Student Loan Purchase Agreement. All covenants, agreements, representations and warranties made or furnished pursuant hereto by or for the benefit of the Seller shall bind and inure to the benefit of any successors or assigns of the Purchaser, including the Indenture Trustee and the Grantor Trustee. This Sale Agreement may be changed, modified or discharged, and any rights or obligations hereunder may be waived, only by a written instrument signed by a duly authorized officer of the party against whom enforcement of any such waiver, change, modification or discharge is sought. The waiver by the Indenture Trustee, at the direction of the Noteholders (pursuant to the Indenture), and the Grantor Trustee, at the direction of the Certificateholders (pursuant to the Grantor Trust Agreement), of any covenant, agreement, representation or warranty required to be made or furnished by the Seller or the waiver by the Indenture Trustee, at the direction of the Noteholders (pursuant to the Indenture), and the Grantor Trustee, at the direction of the Certificateholders (pursuant to the Grantor Trust Agreement), of any provision herein contained shall not be deemed to be a waiver of any breach of any other covenant, agreement, representation, warranty or provision herein contained, nor shall any waiver or any custom or practice which may evolve between the parties in the administration of the terms hereof, be construed to lessen the right of the Indenture Trustee, at the direction of the Noteholders (pursuant to the Indenture), and the Grantor Trustee, at the direction of the Certificateholders (pursuant to the Grantor Trust Agreement), to insist upon the performance by the Seller in strict accordance with said terms.


                                    ARTICLE X
                      COMMUNICATION AND NOTICE REQUIREMENTS

         All communications, notices and approvals provided for hereunder shall be in writing and mailed or delivered to the Seller or the Purchaser, as the case may be. Notice given in any such



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communication, mailed to the Seller or the Purchaser by appropriately addressed registered mail, shall be deemed to have been given on the day following the date of such mailing and shall be addressed as follows:

                  If to the Purchaser, to:

                           The National Collegiate Student Loan Trust 2005-1 c/o Delaware Trust Company, National Association, as Owner Trustee
                           300 Delaware Avenue, 9th Floor
                           Wilmington, Delaware 19801
                           Attention:  Mr. Sterling C. Correia

                  If to the Seller, to:

                           The National Collegiate Funding LLC
                           c/o First Marblehead Data Services, Inc.
                           230 Park Avenue, 10th Floor
                           New York, NY 10169
                           Attention:  Mr. Rob Baron

                           with a copy to:

                           First Marblehead Corporation
                           The Prudential Tower
                           800 Boylston Street - 34th Floor
                           Boston, MA 02199-8157
                           Attention: Mr. Richard P. Zermani

or to such other address as either party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.


                                   ARTICLE XI
                                    AMENDMENT

         This Sale Agreement may be amended by the parties hereto without the consent of the related Securityholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale Agreement or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Grantor Trustee, materially affect the interest of any such Securityholder.

         In addition, this Sale Agreement may also be amended from time to time by the Seller and the Purchaser, with the consent of the Noteholders of the Notes evidencing a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of the Certificates evidencing a majority of the outstanding principal amount of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this



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Sale Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, respectively; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the time of, collections of payments with respect to Transferred Student Loans or distributions that shall be required to be made for the benefit of the Securityholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Certificates, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders or Certificateholders, respectively.

         Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Purchaser shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee, the Grantor Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Sale Agreement, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel stating that execution of such amendment is authorized or permitted by this Sale Agreement, the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Sale Agreement or otherwise.


                                   ARTICLE XII
                                   ASSIGNMENT

         The Seller hereby assigns its entire right, title and interest as purchaser under this Sale Agreement and the Student Loan Purchase Agreement thereunder to the Purchaser as of the date hereof and acknowledges that the Purchaser will assign the same, together with the right, title and interest of the Purchaser hereunder, to the Indenture Trustee under the Indenture.


                                  ARTICLE XIII
                                  GOVERNING LAW

         THIS SALE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES, HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                   ARTICLE XIV
                    LIMITATION OF LIABILITY OF OWNER TRUSTEE

         Notwithstanding anything contained herein to the contrary, this instrument has been executed by Delaware Trust Company, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Purchaser, and in no event shall Delaware Trust



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Company, National Association in its individual capacity or any beneficial owner of the Purchaser have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder, as to all of which recourse shall be had solely to the assets of the Purchaser. For all purposes of this Sale Agreement, in the performance of any duties or obligations of the Purchaser hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VIII, IX and X of the Trust Agreement.


                            [Signature Pages Follow]



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         IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                            THE NATIONAL COLLEGIATE FUNDING LLC,
                                            as Seller


                                            By: GATE Holdings, Inc., Member


                                            By: /s/ Stephen Anbinder
                                               ---------------------------------
                                               Name:  Stephen Anbinder
                                               Title: President



                                            THE NATIONAL COLLEGIATE STUDENT LOAN
                                            TRUST 2005-1, as Purchaser

                                            By: Delaware Trust Company, National
                                                Association, not in its
                                                individual capacity but solely
                                                as Owner Trustee


                                            By: /s/ Sterling C. Correia
                                               ---------------------------------
                                               Name:  Sterling C. Correia
                                               Title: Vice President

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                                   SCHEDULE A
                                Pool Supplements


Each of the following Pool Supplements was entered into by and among The First Marblehead Corporation, The National Collegiate Funding LLC and:

o Bank of America, N.A., dated February 23, 2005, for loans that were originated under Bank of America's BAGEL Loan Program, CEDU Loan Program, Direct to Consumer Loan Program and ISLP Loan Program.
o Bank One, N.A., dated February 23, 2005, for loans that were originated under Bank One's CORPORATE ADVANTAGE Loan Program, EDUCATION ONE Loan Program and M&T REFERRAL Loan Program.
o Charter One Bank, N.A., dated February 23, 2005, for loans that were originated under the following Charter One programs: AAA Southern New England Bank, AES EducationGAIN Loan Program, (AMS) TuitionPay Diploma Loan Program, Brazos Alternative Loan Program, CFS Direct to Consumer Loan Program, Citibank Flexible Education Loan Program, College Loan Corporation Loan Program, Comerica Alternative Loan Program, Custom Educredit Loan Program, Edfinancial Loan Program, Education Assistance Services Loan Program, ESF Alternative Loan Program, Extra Credit II Loan Program (North Texas Higher Education), M&I Alternative Loan Program, National Education Loan Program, Navy Federal Alternative Loan Program, NextStudent Alternative Loan Program, NextStudent Private Consolidation Loan Program, PNC Bank Resource Loan Program, SAF Alternative Loan Program, START Education Loan Program, Southwest Loan Program and WAMU Alternative Student Loan Program.
o Chase Manhattan Bank USA, N.A., dated February 23, 2005, for loans that were originated under Chase's Chase Extra Loan Program.
o Citizens Bank of Rhode Island, dated February 23, 2005, for loans that were originated under Citizens Bank of Rhode Island's Compass Bank Loan Program, DTC Loan Program, Navy Federal Referral Loan Program, Xanthus Loan Program and Pennsylvania State University Undergraduate and Continuing Education Loan Program.
o The Huntington National Bank, dated February 23, 2005, for loans that were originated under The Huntington National Bank's Huntington Bank Education Loan Program.
o Manufacturers and Traders Trust Company, dated February 23, 2005, for loans that were originated under Manufacturers and Traders Trust Company's M&T Alternative Loan Program.
o National City Bank, dated February 23, 2005, for loans that were originated under National City Bank's National City Loan Program.
o PNC Bank, dated February 23, 2005, for loans that were originated under PNC Bank's PNC Bank Alternative Loan Program.
o SunTrust Bank, dated February 23, 2005, for loans that were originated under SunTrust Bank's SunTrust Alternative Loan Program.

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                                   SCHEDULE B
                        Student Loan Purchase Agreements


Each of the Note Purchase Agreements, as amended or supplemented, was entered into by and between The First Marblehead Corporation and:

o Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America's BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.
o Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America's Direct to Consumer Loan Program.
o Bank One, N.A., dated May 1, 2002, for loans that were originated under Bank One's CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.
o Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One's M&T REFERRAL Loan Program
o Charter One Bank, N.A., dated as of December 29, 2003 for loans that were originated under Charter One's AAA Southern New England Bank Loan Program.
o Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's (AMS) TuitionPay Diploma Loan Program.
o Charter One Bank, N.A., dated July 15, 2003, for loans that were originated under Charter One's Brazos Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.
o Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.
o Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.
o Charter One Bank, N.A., dated December 4, 2002, for loans that were originated under Charter One's Comerica Alternative Loan Program.
o Charter One Bank, N.A., dated December 1, 2003, for loans that were originated under Charter One's Custom Educredit Loan Program.
o Charter One Bank, N.A., dated May 10, 2004, for loans that were originated under Charter One's Edfinancial Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's Education Assistance Services Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's ESF Alternative Loan Program.
o Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).
o Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.
o Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.

o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's Navy Federal Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.
o Charter One Bank, N.A., dated March 26, 2004, for loans that were originated under Charter One's NextStudent Private Consolidation Loan Program.
o Charter One Bank, N.A., dated March 17, 2003, for loans that were originated under Charter One's PNC Bank Resource Loan Program.
o Charter One Bank, N.A., dated May 1, 2003, for loans that were originated under Charter One's SAF Alternative Loan Program.
o Charter One Bank, N.A., dated September 20, 2002, for loans that were originated under Charter One's Southwest Loan Program.
o Charter One Bank, N.A., dated March 25, 2004, for loans that were originated under Charter One's START Education Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.
o Chase Manhattan Bank USA, N.A., dated September 30, 2003, for loans that were originated under Chase's Chase Extra Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Compass Bank Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's DTC Alternative Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Navy Federal Referral Loan Program.
o Citizens Bank of Rhode Island, dated April 30, 2004, for loans that were originated under Citizens Bank of Rhode Island's Xanthus Loan Program.
o Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island's Pennsylvania State University Undergraduate and Continuing Education Loan Program.
o The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank's Huntington Bank Education Loan Program.
o Manufacturers and Traders Trust Company, dated April 29, 2004, for loans that were originated under Manufacturers and Traders Trust Company's Alternative Loan Program.
o National City Bank, dated November 13, 2002, for loans that were originated under National City Bank's National City Loan Program.
o PNC Bank, N.A., dated April 22, 2004, for loans that were originated under PNC Bank's Alternative Conforming Loan Program.
o SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank's SunTrust Alternative Loan Program.